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                                                                  [EXHIBIT 23.5]


                     Consent of PaineWebber Incorporated
                     -----------------------------------


     We hereby consent to the inclusion of our opinion letter dated February 2, 1996 to the Board of Directors of Tucker Properties Corporation as an Exhibit to the Proxy Statement Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Bradley Real Estate, Inc. and Tucker Properties Corporation, and to the references to such opinion in such Proxy Statement/Prospectus under the captions "Summary - Reasons for the Merger; Recommendations of the Boards of Directors," "Summary - Opinion of Financial Advisors," "The Merger - Reasons for the Merger; Recommendation of the Board of Directors of Tucker" and "The Merger - Opinion of Tucker's Financial Advisor." In giving such consent, we do not admit and we disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.



                                                PaineWebber Incorporated

                                                By: /s/ David R. Jarvis
                                                    --------------------------


New York, N.Y.
February 5, 1996